Exhibit 10.8

LINN ENERGY, LLC
LONG-TERM INCENTIVE PLAN
FORM OF NON-EXECUTIVE PHANTOM UNIT GRANT AGREEMENT
This Phantom Unit grant agreement (“Grant Agreement”) is made and entered into effective as of [Grant Date], (the “Grant Date”) by and between LINN ENERGY, LLC, a Delaware limited liability company (together with its subsidiaries, the “Company”), and [Executive] (“Participant”).
WHEREAS, the Company considers it to be in its best interest that Participant be given a proprietary interest in the Company and an added incentive to advance the interests of the Company; and
WHEREAS, the Company desires to accomplish such objectives by granting Participant Phantom Units pursuant to the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan, as amended which is attached hereto as Appendix A and incorporated by reference herein (the “Plan”);
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:
1.    Grant of Phantom Units. The Company hereby grants to Participant _________ Phantom Units, under and subject to the terms and conditions of this Grant Agreement and the Plan. This grant of Phantom Units also includes a tandem grant of DERs (a contingent right to receive an equivalent of any cash distributions made by the Company with respect to Units, as defined in the Plan) with respect to each Phantom Unit.
2.    Vesting and Restricted Period. Except as otherwise provided herein, the Restricted Period with respect to one third (1/3) of the Phantom Units granted hereby shall lapse on [the first anniversary of the Grant Date], the Restricted Period with respect to an additional one third (1/3) of the Phantom Units granted hereby shall lapse on [the second anniversary of the Grant Date], and the Restricted Period with respect to the final one third (1/3) of the Phantom Units granted hereby shall lapse on [the third anniversary of the Grant Date].
3.    General Restrictions. The Phantom Units shall not be assignable or transferable except as expressly provided in the Plan or by the Committee in its sole discretion.
4.    Termination of Participant’s Service Relationship with the Company. In the event of termination of Participant’s service relationship with the Company for any reason, other than in respect of a Change of Control as provided in Section 5 or Retirement as provided in Section 6, all outstanding Phantom Units granted hereby shall be automatically and immediately forfeited, and Participant hereby agrees to undertake any action and execute any document, instrument or papers reasonably requested by the Company to effect such forfeiture of Phantom Units resulting from any such termination.
5.    Change of Control. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control (as defined in the Plan), all Restricted Periods established

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hereunder shall automatically and immediately terminate and all outstanding Phantom Units granted hereby shall automatically and immediately vest in full.
6.    Retirement. Upon Participant’s Retirement (as defined herein), all Restricted Periods established hereunder shall automatically and immediately terminate and all outstanding Phantom Units granted hereby shall automatically and immediately vest in full. “Retirement” shall mean termination of Participant’s service relationship with the Company on or after Participant’s attainment of age 60 with at least 5 years of employment with the Company or its Affiliates.
7.    Settlement of Phantom Units. Any Phantom Units that have become vested pursuant to this Grant Agreement (other than DER payments, as described below), shall be paid to Participant by the issuance by the Company of unrestricted Units to Participant (or to Participant’s estate in the case of death) as soon as administratively practicable after the date such vesting occurred; provided that any such settlement shall be made no later than March 15 of the calendar year following the calendar year in which the Phantom Units became vested.
8.    Payment of DERs. As soon as administratively practicable following the payment of any cash distribution on Units of the Company, with respect to each Phantom Unit granted hereunder, the Company will pay the Participant an amount in cash equal to the amount of such cash distribution made by the Company on one Unit; provided that any such payment in respect of the Participant’s DERs shall be made no later than March 15 of the calendar year following the calendar year in which such cash distribution on Units occurred.
9.    Plan Controlling Document. Unless otherwise defined herein, capitalized terms shall have the meaning given such terms in the Plan. Participant agrees that the Plan is the controlling instrument and that to the extent there is any conflict between the terms of the Plan and this Grant Agreement, the Plan shall control and be the governing document.
13.    Limited Liability Company Agreement. Participant agrees to be bound by all applicable provisions of the Company’s limited liability company agreement, as it may be amended from time to time.
14.    Taxes. The Company and any affiliate thereof are authorized to withhold from any payment relating to the Phantom Units granted hereby, or any payroll or other payment to Participant, amounts of withholding and other taxes due or potentially payable in connection with the Phantom Units granted hereby, and to take such other action as the Committee may deem advisable to enable the Company, any affiliate, and Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Phantom Units granted hereby. This authority shall include authority to withhold or receive Units or other property and to make cash payments in respect thereof in satisfaction of Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
15.    Issuance of Units. The Company shall not be obligated to issue any Units in settlement of the Phantom Units granted hereby at any time when the Units have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of

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legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance of such Units.
16.    Notices. Any notices given in connection with this Grant Agreement shall, if issued to Participant, be delivered to Participant’s current address on file with the Company, or if issued to the Company, be delivered to the Company’s principal offices.
17.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Units or other property to Participant, or to Participant’s legal representatives, heirs, legatees or distributees, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require Participant or Participant’s legal representatives, heirs, legatees or distributees, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
18.    Successors. This Grant Agreement shall be binding upon Participant, Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
19.    Section 409A of the Code. It is intended that the Phantom Units granted hereby not be subject to the requirements of Section 409A of the Code pursuant to the short-term deferral exception in Treasury Regulation § 1.409A-1(b)(4), and this Grant Agreement shall be interpreted and administered accordingly. For purposes of this Grant Agreement, Participant will be considered to have a termination of Participant’s service relationship with the Company only upon Participant’s “separation from service” with the Company as such term is defined in Treasury Regulation Section 1.409A-1(h), and any successor provision thereto.
IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement to be effective as of the day and year first above written.
LINN ENERGY, LLC
By: ______________________________
Name:
Title:
PARTICIPANT:
_________________________________

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